UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-09025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported on May 10, 2007, the closing of the previously announced plan of arrangement involving Vista Gold Corp. (“Vista”), Allied Nevada Gold Corp. (“Allied Nevada”), and Carl and Janet Pescio (the “Arrangement”) occurred pursuant to the Arrangement and Merger Agreement, dated September 22, 2006, as amended, by and among the parties resulting in, among other things, the acquisition by Allied Nevada of Vista’s Nevada-based mining properties and related assets and certain interests in Nevada-based mining properties and related assets held by Carl and Janet Pescio. This Form 8-K/A amends the Current Report on Form 8-K of Vista filed with the Securities and Exchange Commission on May 16, 2007 relating to the Arrangement, to include the pro forma financial information pursuant to part (b) of Item 9.01 of Form 8-K and to include such pro forma financial information as an exhibit pursuant to Item 9.01(d) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The required pro forma financial information for the fiscal year ended December 31, 2006 and as of and for the three month period ended March 31, 2007 is attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit 99.1	Pro forma financial information for the fiscal year ended December 31, 2006 and as of and for the three month period ended March 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: July 24, 2007